Exhibit 25.1
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T‑1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

___________________________
U.S. WELL SERVICES, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0794304 (I.R.S. employer identification no.)

USW Financing Corp.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-4533036 (I.R.S. employer identification no.)

770 South Post Oak Lane, Suite 405 Houston, Texas (Address of principal executive offices)	77056 (Zip code)
___________________________

14.50% Senior Secured Notes due 2017
(Title of the indenture securities)
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1.    General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by‑laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois on the 10th day of July, 2013.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By: /s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin    660
Interest-bearing balances     354
Securities:
Held-to-maturity securities     0
Available-for-sale securities     689,326
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold     76,200
Securities purchased under agreements to resell     0
Loans and lease financing receivables:
Loans and leases held for sale     0
Loans and leases,
net of unearned income………………………………….    0
LESS: Allowance for loan and
lease losses………………………………………………    0
Loans and leases, net of unearned
income and allowance      0
Trading assets     0
Premises and fixed assets (including
capitalized leases)    5,449
Other real estate owned     0
Investments in unconsolidated
subsidiaries and associated
companies     0
Direct and indirect investments in real estate ventures ……………………………………    ……… 0
Intangible assets:
Goodwill     856,313
Other intangible assets     152,015
Other assets     141,868
Total assets     $1,922,185
LIABILITIES
Deposits:
In domestic offices     536
Noninterest-bearing…………………………………………………………….. 536

Interest-bearing…………………………………………………………….…… 0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased     0
Securities sold under agreements to repurchase     0
Trading liabilities     0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)     0
Not applicable
Not applicable
Subordinated notes and debentures     0
Other liabilities     242,348
Total liabilities     242,784
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus…………………………………………………………    0
Common stock     1,000
Surplus (exclude all surplus related to preferred stock)     1,121,615
Not available
Retained earnings     552,729
Accumulated other comprehensive income ………………………………………………………     4,057
Other equity capital components     0
Not available
Total bank equity capital ………………………………………………………………    1,679,401
Noncontrolling (minority) interests in consolidated subsidiaries     0
Total equity capital     1,679,401
Total liabilities and equity capital    1,922,185

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President     )
Frank P. Sulzberger, Director    )    Directors (Trustees)
William D. Lindelof, Director    )